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                                                                    Exhibit 23.1


                       CONSENT TO INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Renal Treatment Centers, Inc. on Form S-3 (File No. 33-88418, 33-93060, 33-96828, 333-3716, 333-10839 and 333-10841) and S-8 (File No. 33-85750,
     and 33-94262) of our report dated June 26, 1996 on our audit of the combined financial statements of "PCAKC and NFAKC" as of December 31, 1995 and for the year then ended, which report is included in this Form 8-K/A.



     /s/ Coopers & Lybrand, L.L.P.
     -----------------------------
     Coopers & Lybrand, L.L.P.


     Wayne, Pennsylvania
     November 27, 1996